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                                                                    Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT


Board of Directors
First Union Corporation

     We consent to the use of our report, dated January 18, 2001 included in First Union's Annual Report on Form 10-K for the year ended December 31, 2000, incorporated herein by reference in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 No. 333-59616 of First Union Corporation and to the reference to our firm under the heading "Experts" in the Registration Statement.



/s/ KPMG LLP

Charlotte, North Carolina
August 31, 2001